UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

LIFEMD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, Suite 2800

New York, NY 10022

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

COO Compensation

Effective June 15, 2021, LifeMD, Inc. (the “Company”) and Brad Roberts, its Chief Operating Officer, restructured Mr. Roberts’s compensation arrangements. The Company and JDM Investments, LLC mutually terminated Mr. Roberts’s Consulting Services Agreement dated November 26, 2020 (the “Consulting Agreement”), and Mr. Roberts waived all consulting fees due for the remainder of the term of the Consulting Agreement. In place of the Consulting Agreement, Mr. Roberts and the Company amended his Amended and Restated Employment Agreement dated December 21, 2020 (the “Amendment”) to increase his base salary to $475,000 per calendar year and to update the terms of his annual bonus, providing for a target amount of $200,000, with any actual bonus to be awarded in the sole discretion of the Board of Directors.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Consulting Agreement or the Amendment, and such descriptions is qualified in its entirety by reference to the full text of these agreements, which will be filed with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEMD, INC.

Dated: June 18, 2021	By:	/s/ Justin Schreiber
Justin Schreiber
Chief Executive Officer